Exhibit 99.1
ADM Reports First Quarter 2025 Results, Affirms Full-Year EPS Guidance

Reported EPS2 of $0.61, Adjusted EPS1,2 of $0.70

CHICAGO, May 6, 2025—ADM (NYSE: ADM) today reported financial results for the first quarter ended March 31, 2025.

First Quarter 2025 Highlights
•Net earnings of $295 million, adjusted net earnings1 of $338 million
•Earnings per share2 of $0.61, with adjusted EPS1,2 of $0.70, both down versus the prior year quarter
•Trailing four-quarter average return on invested capital (ROIC) of 5.4%, trailing four-quarter average adjusted ROIC1 of 7.0%
•Cash flows used in operating activities were $(342) million, with cash flows from operations before working capital1,3 of $439 million

“ADM delivered results aligned with our outlook and the market expectations for the first quarter. In a challenging and uncertain external environment, we advanced multiple aspects of our self-help agenda, including delivering operational improvements in North America, driving cost savings through targeted operational and organizational realignments, advancing our pipeline of portfolio simplification opportunities, and continuing our disciplined approach to capital allocation,” said Chair of the Board and CEO Juan Luciano.

“In AS&O, we are leveraging our global footprint and taking actions to drive operational improvement and targeted network consolidation to balance a challenging environment. In Carb Solutions, we continue to achieve solid operational results, aligned with our expectations. In Nutrition, we see green shoots with improved operating profit performance.

Looking forward, the focused execution of our team will be foundational to navigating market uncertainty. Based on our self-help agenda and execution agility, we are reaffirming our full-year guidance for 2025, but expect to deliver at the lower end of the range, given current market conditions.”

_______________________________

1 Non-GAAP financial measures; see pages 6-7 and 13-16 for explanations and reconciliations.
2 All references in this document to earnings per share (EPS) and adjusted earnings per share reflect EPS on a diluted basis.
3 Cash flows from operations before working capital is a Non-GAAP financial measure and is cash flows used in operating activities of $(342) million, adjusted for changes in operating assets and liabilities of $(781) million for the first quarter of 2025.

                                                            1

First Quarter 2025 Results

1Q 2025 Results Overview
($ in millions except per share amounts)
	GAAP Measures
	Earnings Before Income Taxes	EPS[2] (as reported)
1Q 2025	$353	$0.61
Percent change vs. 1Q 2024	(60)%	(57)%
	Non-GAAP Measures
	Total Segment Operating Profit[1]	Adjusted EPS[1,2]
1Q 2025	$747	$0.70
Percent change vs. 1Q 2024	(38)%	(52)%

Summary of First Quarter 2025

For the first quarter ended March 31, 2025, earnings before income taxes were $353 million, down 60% versus the prior year quarter. Earnings per share2 on a GAAP basis were $0.61, down 57% from the prior year quarter, and adjusted earnings per share1,2 were $0.70, down 52% versus the prior year quarter. Total segment operating profit1 was $747 million, down 38% versus the prior year quarter, and excluded specified items of $49 million, primarily driven by restructuring charges.

1Q 2025 Segment Overview

($ in millions, except where noted)	1Q 2025	1Q 2024	% Change
Total Segment Operating Profit[1]	$747	$1,196	(38)%
Segment Operating Profit:
Ag Services & Oilseeds	412	864	(52)%
Carbohydrate Solutions	240	248	(3)%
Nutrition	95	84	13%

_______________________________

1 Non-GAAP financial measures; see pages 6-7 and 13-16 for explanations and reconciliations.
2 All references in this document to earnings per share (EPS) and adjusted earnings per share reflect EPS on a diluted basis.

                                                            2

Ag Services and Oilseeds Summary

AS&O segment operating profit was $412 million during the first quarter of 2025, down 52% compared to the prior year quarter.

Ag Services subsegment operating profit was 31% lower versus the prior year quarter, driven by a decrease in volumes and margins, primarily due to tariff and trade policy uncertainty. Margins were also impacted by negative mark-to-market timing impacts during the quarter and the impact of certain export duties. These impacts were partially offset by higher destination marketing volumes and related margins in the quarter. There were approximately $30 million of net negative mark-to-market timing impacts during the quarter, compared to approximately $18 million of net positive impacts in the prior year quarter.

Crushing subsegment operating profit was 85% lower versus the prior year quarter, driven by lower margins due to increased industry capacity, competitive meal exports from Argentina, higher manufacturing costs, and lower vegetable oil demand due to biofuel and trade policy uncertainty. There were approximately $4 million of net positive mark-to-market timing impacts during the quarter, compared to approximately $40 million of net positive impacts in the prior year quarter.

The Refined Products and Other (RPO) subsegment operating profit was 21% lower versus the prior year quarter, as biofuel and trade policy uncertainty negatively impacted biodiesel margins. Softer oil demand and increased crush capacity also negatively impacted refining margins compared to the prior year quarter. There were approximately $4 million of net positive mark-to-market timing impacts during the quarter, compared to approximately $30 million of net negative impacts in the prior year quarter.

Equity earnings from the Company’s investment in Wilmar were approximately 52% lower versus the prior year quarter.

1Q 2025 AS&O Overview

($ in millions, except where noted)	1Q 2025	1Q 2024	% Change
Segment Operating Profit	$412	$864	(52)%
Ag Services	159	232	(31)%
Crushing	47	313	(85)%
Refined Products and Other	134	170	(21)%
Wilmar	72	149	(52)%

Carbohydrate Solutions Summary

Carbohydrate Solutions segment operating profit was $240 million during the first quarter of 2025, down 3% compared to the prior year quarter.

The Starches & Sweeteners (S&S) subsegment operating profit decreased 21%, versus the prior year quarter, due to lower North America (NA) starch margins, lower EMEA S&S volumes and margins, and higher manufacturing costs. NA liquid sweetener margins and global wheat milling margins and volumes improved relative to the prior year quarter.

In the Vantage Corn Processor (VCP) subsegment, operating profit increased due to higher ethanol volumes and improved margins relative to the prior year quarter.

                                                            3

1Q 2025 Carbohydrate Solutions Overview

($ in millions, except where noted)	1Q 2025	1Q 2024	% Change[1]
Segment Operating Profit	$240	$248	(3)%
Starches and Sweeteners	207	261	(21)%
Vantage Corn Processors	33	(13)	NM

1 NM: Not Meaningful. Percentage increases above 200% or when one period includes income and other period includes loss are considered not meaningful

Nutrition Summary

Nutrition segment operating profit was $95 million during the first quarter of 2025, a 13% increase compared to the prior year quarter, driven by Flavors, Animal Nutrition excluding Pet, and timing-related incentive compensation adjustments4.

Human Nutrition subsegment operating profit was $75 million, compared to $76 million in the prior year quarter. In Flavors, operating profit increased, primarily driven by higher volumes and margins in North America and EMEA. In Specialty Ingredients, operating profit declined, due to lower margins. In Health & Wellness, operating profit declined, due to certain negative valuation adjustments.

In the Animal Nutrition subsegment, operating profit was $20 million, up 150% relative to the prior year quarter, driven by improved market conditions, leading to higher margins, and cost optimization efforts.

1Q 2025 Nutrition Overview

($ in millions, except where noted)	1Q 2025	1Q 2024	% Change
Segment Operating Profit	$95	$84	13%
Human Nutrition	75	76	(1)%
Animal Nutrition	20	8	150%

Corporate and Other Business Summary

For the first quarter, Other Business contributed operating profit of $96 million, down 21% compared to the prior year quarter due to lower ADM Investor Services results on lower interest income and customer deposit balances. Captive insurance results declined on lower interest income.
In Corporate for the first quarter, costs were higher versus the prior year quarter driven by timing-related incentive compensation adjustments4, partially offset by lower financing costs and the lapping of ADM Ventures investment valuation losses reflected in the prior year quarter.

                                                            4

Outlook3

Based on the current environment, the Company affirms its previously provided adjusted earnings per share1,2 in the range of $4.00 to $4.75 for the full year 2025, though it now expects to be at the lower end of the guidance range.

1 Non-GAAP financial measures; see pages 6-7 and 13-16 for explanations and reconciliations.
2 All references in this document to earnings per share (EPS) and adjusted earnings per share reflect EPS on a diluted basis.
3 Forecasted GAAP Earnings Reconciliation: ADM is not presenting forecasted GAAP earnings per diluted share or a quantitative reconciliation to forecasted adjusted earnings per share in reliance on the unreasonable efforts exemption provided under Item 10(e)(1)(i)(B) of Regulation S-K. ADM is unable to predict with reasonable certainty and without unreasonable effort the impact of any impairment and timing of restructuring-related and other charges, along with acquisition-related expenses and the outcome of certain regulatory, legal and tax matters, as well as other potential reconciling items. The financial impact of these items is uncertain and is dependent on various factors, including timing, and could be material to our Consolidated Statements of Earnings.
4 For the first quarter ended March 31, 2025, segment operating profit for Ag Services and Oilseeds, Carbohydrate Solutions and Nutrition segments includes positive impact of timing-related adjustments for incentive compensation payouts of $45 million, $12 million and $20 million, respectively. The offsetting adjustment of $77 million was recorded in Corporate with no net impact to ADM Consolidated Financial Statements.

Conference Call Information

ADM will host a webcast today, May 6, 2025, at 9 a.m. Central Time to discuss financial results and outlook. To listen to the webcast, go to www.adm.com/webcast. A replay of the webcast will also be available for an extended period of time at www.adm.com/webcast.

About ADM

ADM unlocks the power of nature to enrich the quality of life. We’re an essential global agricultural supply chain manager and processor, providing food security by connecting local needs with global capabilities. We’re a premier human and animal nutrition provider, offering one of the industry’s broadest portfolios of ingredients and solutions from nature. We’re a trailblazer in health and well-being, with an industry-leading range of products for consumers looking for new ways to live healthier lives. We’re a cutting-edge innovator, guiding the way to a future of new bio-based consumer and industrial solutions. And we're leading in business-driven sustainability efforts that support a strong agricultural sector, resilient supply chains, and a vast and growing bioeconomy. Around the globe, our expertise and innovation are meeting critical needs from harvest to home. Learn more at www.adm.com.

                                                            5

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. All statements, other than statements of historical fact included in this release, are forward-looking statements. You can identify forward-looking statements by the fact they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “outlook,” “will,” “should,” “can have,” “likely,” “forecasted”, and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. All forward-looking statements are subject to significant risks, uncertainties and changes in circumstances that could cause actual results and outcomes to differ materially from the forward-looking statements. These forward-looking statements are not guarantees of future performance and involve risks, assumptions and uncertainties, including, without limitation, those described in the Company’s most recent Annual Report on Form 10-K and in other documents that the Company files or furnishes with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except to the extent required by law, ADM does not undertake, and expressly disclaims, any duty or obligation to update publicly any forward-looking statement after the date of this announcement, whether as a result of new information, future events, changes in assumptions or otherwise.

Non-GAAP Financial Measures

The Company uses certain “Non-GAAP” financial measures as defined by the Securities and Exchange Commission. These are measures of performance not defined by accounting principles generally accepted in the United States (GAAP), and should be considered in addition to, not in lieu of, GAAP reported measures. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in this press release.

Adjusted net earnings and Adjusted earnings per share (EPS). Adjusted net earnings reflects ADM’s reported net earnings after removal of the effect on net earnings of specified items as more fully described in the reconciliation tables below. Adjusted EPS reflects ADM’s diluted EPS after removal of the effect on EPS as reported of specified items as more fully described in the reconciliation tables below. Management believes that Adjusted net earnings and Adjusted EPS are useful measures of ADM’s performance because they provide investors additional information about ADM’s operations allowing better evaluation of underlying business performance and better period-to-period comparability. These non-GAAP financial measures are not intended to replace or be alternatives to net earnings and EPS as reported, the most directly comparable GAAP financial measures, or any other measures of operating results under GAAP. Earnings amounts described above have been divided by the company’s diluted shares outstanding for each respective period in order to arrive at an adjusted EPS amount for each specified item.

Total segment operating profit. Total segment operating profit is ADM’s consolidated earnings before income taxes adjusted for Other Business, Corporate, and specified items as more fully described in the reconciliation tables below. Management believes that total segment operating profit is a useful measure of ADM’s performance because it provides investors information about ADM’s reportable segment performance excluding Other Business, Corporate overhead costs as well as specified items. Total segment operating profit is not a measure of consolidated operating results under GAAP and should not be considered an alternative to earnings before income taxes, the most directly comparable GAAP financial measure, or any other measure of consolidated operating results under GAAP.

                                                            6

Adjusted Return on Invested Capital (ROIC). Adjusted ROIC is Adjusted ROIC earnings divided by adjusted invested capital. Adjusted ROIC earnings is ADM’s net earnings adjusted for the after-tax effects of interest expense on borrowings and specified items. Adjusted invested capital is the sum of ADM’s equity (excluding redeemable and non-redeemable non-controlling interests) and interest-bearing liabilities (which totals invested capital), adjusted for specified items. Management believes Adjusted ROIC is a useful financial measure because it provides investors information about ADM’s returns excluding the impacts of specified items and increases period-to-period comparability of underlying business performance. Management uses Adjusted ROIC to measure ADM’s performance by comparing Adjusted ROIC to its weighted average cost of capital (WACC). Adjusted ROIC, Adjusted ROIC earnings and Adjusted invested capital are non-GAAP financial measures and are not intended to replace or be alternatives to GAAP financial measures.

EBITDA is defined as earnings before interest on borrowings, taxes, depreciation and amortization. Adjusted EBITDA is defined as earnings before interest on borrowings, taxes, depreciation, and amortization, adjusted for specified items. The Company calculates adjusted EBITDA by removing the impact of specified items and adding back the amounts of income tax expense, interest expense on borrowings, and depreciation and amortization to net earnings. Management believes that EBITDA and adjusted EBITDA are useful measures of the Company’s performance because they provide investors additional information about the Company’s operations allowing better evaluation of underlying business performance and better period-to-period comparability. EBITDA and adjusted EBITDA are non-GAAP financial measures and are not intended to replace or be an alternative to net earnings, the most directly comparable GAAP financial measure.

Cash flows from operations before working capital is defined as cash flows from operating activities adjusted for changes in operating assets and liabilities as presented in the Company’s consolidated statement of cash flows. Management believes that cash flows from operations before working capital is a useful measure of the Company’s cash generation. Cash flows from operations before working capital is a non-GAAP financial measure and is not intended to replace or be an alternative to cash from operating activities, the most directly comparable GAAP financial measure.

Media Contact
Brett Lutz
media@adm.com
312-634-8484

Investor Relations
Megan Britt
Megan.Britt@adm.com
872-257-8378

Financial Tables Follow

Source: Corporate Release
Source: ADM
                                                            7

Segment Operating Profit and Corporate Results
(unaudited)

	Quarter ended
	March 31,
(In millions)	2025	2024	Change

Segment Operating Profit
Ag Services and Oilseeds	$412	$864	$(452)
Ag Services	159	232	(73)
Crushing	47	313	(266)
Refined Products and Other	134	170	(36)
Wilmar	72	149	(77)

Carbohydrate Solutions	$240	$248	$(8)
Starches and Sweeteners	207	261	(54)
Vantage Corn Processors	33	(13)	46

Nutrition	$95	$84	$11
Human Nutrition	75	76	(1)
Animal Nutrition	20	8	12

Corporate Results	$(441)	$(426)	$(15)

Interest expense - net	(100)	(110)	10
Unallocated corporate costs	(352)	(304)	(48)
Other	16	—	16
Specified items:
Restructuring (charges) adjustment	(5)	(12)	7

                                                            8

Consolidated Statements of Earnings
(unaudited)

	Quarter ended
	March 31,
	2025	2024
	(in millions, except per share amounts)

Revenues	$20,175	$21,847
Cost of products sold	18,995	20,188
Gross Profit	1,180	1,659
Selling, general, and administrative expenses	932	951
Asset impairment, exit, and restructuring costs	38	18
Equity in (earnings) of unconsolidated affiliates	(144)	(212)
Interest and investment income	(138)	(123)
Interest expense	158	166
Other (income) - net	(19)	(26)
Earnings Before Income Taxes	353	885
Income tax expense	61	166
Net Earnings Including Non-controlling Interests	292	719

Less: Net (losses) attributable to non-controlling interests	(3)	(10)
Net Earnings Attributable to ADM	$295	$729

Diluted earnings per common share	$0.61	$1.42

Average number of diluted shares outstanding	483	514

                                                            9

Summary of Financial Condition
(unaudited)

	March 31, 2025	March 31, 2024
	(in millions)
Net Investment In
Cash and cash equivalents	$864	$830
Short-term marketable securities	33	—
Operating working capital	10,283	10,181
Property, plant, and equipment	11,000	10,596
Investments in affiliates	5,022	5,566
Goodwill and other intangibles	6,875	7,051
Other non-current assets	2,623	2,612
	$36,700	$36,836
Financed By
Short-term debt	$2,765	$1,734
Long-term debt, including current maturities	8,300	8,246
Deferred liabilities	3,253	3,317
Temporary equity	255	307
Shareholders’ equity	22,127	23,232
	$36,700	$36,836

                                                            10

Summary of Cash Flows
(unaudited)

	Three months ended
	March 31
	2025	2024
	(in millions)
Cash flows from operating activities
Net earnings including non-controlling interests	$292	$719
Depreciation and amortization	287	280
Asset impairment charges	—	3
(Gain) Loss on sales / investment revaluation	(26)	14
Other – net	(114)	(134)
Other changes in operating assets and liabilities	(781)	(182)
Net cash (used in) provided by operating activities (1)	(342)	700

Cash flows from investing activities
Capital expenditures	(291)	(328)
Net assets of businesses acquired	(90)	(915)
Proceeds from sales of assets	10	6
Purchases of marketable securities	(11)	—
Proceeds from sales of marketable securities	248	—
Other – net	5	7
Net cash used in investing activities	(129)	(1,230)

Cash flows from financing activities
Net borrowings under lines of credit agreements	863	1,619
Share repurchases, net of tax	—	(1,327)
Cash dividends	(247)	(257)
Other – net	(29)	(37)
Net cash provided by (used in) financing activities	587	(2)
Effect of exchange rate on cash, cash equivalents, restricted cash, and restricted cash equivalents	16	(13)
Net increase (decrease) in cash, cash equivalents, restricted cash, and restricted cash equivalents	132	(545)
Cash, cash equivalents, restricted cash, and restricted cash equivalents - beginning of year	3,924	5,390
Cash, cash equivalents, restricted cash, and restricted cash equivalents - end of year	$4,056	$4,845

1 Cash flows from operations before working capital is a Non-GAAP financial measure and is cash flows used in operating activities of $(342) million, adjusted for changes in working capital of $(781) million for the first quarter of 2025, and cash flows provided by operating activities of $700 million, adjusted for changes in working capital of $(182) million for the first quarter of 2024.
                                                            11

Segment Operating Analysis
(unaudited)

	Quarter ended
	March 31,
	2025	2024
	(in ‘000s metric tons)
Certain processed volumes (by commodity)
Oilseeds	9,091	9,387
Corn	4,581	4,407

	Quarter ended
	March 31,
	2025	2024
	(in millions)
Revenues
Ag Services and Oilseeds	$15,675	$17,219
Carbohydrate Solutions	2,571	2,683
Nutrition	1,817	1,836
Total Segment Revenues	20,063	21,738
Other Business	112	109
Total Revenues	$20,175	$21,847

                                                            12

Total Segment Operating Profit
A Non-GAAP financial measure
(unaudited)

	Quarter ended
	March 31,
(In millions)	2025	2024	Change

Earnings before income taxes	$353	$885	$(532)
Other Business (earnings)	(96)	(121)	25
Corporate	441	426	15
Specified items:
Impairment, exit, restructuring charges, and settlement contingencies	49	6	43
Total Segment Operating Profit	$747	$1,196	$(449)

                                                            13

Adjusted Net Earnings and Adjusted Earnings Per Share
Non-GAAP financial measures
(unaudited)

	Quarter ended March 31,
	2025		2024
	In millions	Per share	In millions	Per share
Net earnings and reported EPS (diluted)	$295	$0.61	$729	$1.42
Adjustments:
Impairment, exit, restructuring charges, and settlement contingencies (a)	43	0.09	18	0.03
Certain discrete tax adjustment (b)	—	—	3	0.01
Total adjustments	43	0.09	21	0.04
Adjusted net earnings and adjusted diluted EPS	$338	$0.70	$750	$1.46

(a)Current quarter charges of $54 million pretax ($43 million after tax) were related to restructuring and contingencies, tax effected using the applicable tax rates. Prior-year quarter charges of $18 million pretax ($18 million after tax) were related to the impairment of certain assets and restructuring, tax effected using the applicable tax rates.
(b)Tax expense adjustment due to certain discrete items totaling $3 million in the prior-year quarter.

                                                            14

Return on Invested Capital and Adjusted Return on Invested Capital
Non-GAAP financial measures
(unaudited)

Adjusted ROIC Earnings (in millions)
					Four Quarters
	Quarter Ended				Ended
	Jun. 30, 2024	Sep. 30, 2024	Dec. 31, 2024	Mar. 31, 2025	Mar. 31, 2025

Net earnings attributable to ADM	$486	$18	$567	$295	$1,366
Adjustments:
Interest expense(3)	135	124	132	116	507
Tax on interest	(32)	(30)	(36)	(28)	(126)
Total ROIC Earnings	589	112	663	383	1,747
Other adjustments, net of tax	22	512	(22)	43	555
Total Adjusted ROIC Earnings	$611	$624	$641	$426	$2,302

Adjusted Invested Capital (in millions)

	Quarter Ended				Trailing Four
	Jun. 30, 2024	Sep. 30, 2024	Dec. 31, 2024	Mar. 31, 2025	Quarter Average

Equity (1)	$22,148	$21,974	$22,168	$22,119	$22,102
Interest-bearing liabilities(2)	10,576	10,051	10,180	11,088	10,474
Total Invested Capital	32,724	32,025	32,348	33,207	32,576
Other adjustments, net of tax	22	512	(22)	43	139
Total Adjusted Invested Capital	$32,746	$32,537	$32,326	$33,250	$32,715

Return on Invested Capital					5.4%
Adjusted Return on Invested Capital					7.0%

(1) Excludes non-controlling interests
(2) Includes short-term debt, long term debt and finance lease obligations
(3) Represents interest expense on borrowings and therefore excludes ADM Investor Services related interest expense

                                                            15

Earnings Before Interest, Taxes, and Depreciation and Amortization (EBITDA) and Adjusted EBITDA
Non-GAAP financial measures
(unaudited)

					Four Quarters	Four Quarters
	Quarter Ended				Ended	Ended
	Jun. 30, 2024	Sep. 30, 2024	Dec. 31, 2024	Mar. 31, 2025	Mar. 31, 2025	Mar. 31, 2024
			(in millions)
Net earnings	$486	$18	$567	$295	$1,366	$3,042
Net (losses) attributable to non-controlling interests	(5)	—	(6)	(3)	(14)	(29)
Income tax expense	115	90	106	61	372	769
Interest expense(1)	135	124	132	116	507	445
Depreciation and amortization(2)	286	288	287	284	1,145	1,080
EBITDA	1,017	520	1,086	753	3,376	5,307
(Gain) loss on sales of assets and businesses	—	(1)	(10)	—	(11)	(16)
Impairment, exit, restructuring charges, and settlement contingencies	7	504	(16)	54	549	378
Railroad maintenance expense	4	28	32	—	64	67
Expenses related to acquisitions	4	—	3	—	7	7
Adjusted EBITDA	$1,032	$1,051	$1,095	$807	$3,985	$5,743

(1) Represents interest expense on borrowings and therefore excludes ADM Investor Services related interest expense
(2) Excludes $3 million of accelerated depreciation recorded within restructuring changes as a specified item for the three months ended March 31, 2025.

                                                            16